United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502

(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2018, the Company held its Annual Meeting of Stockholders in Manhattan, Kansas. Of the 4,118,036 shares of common stock eligible to vote at the Annual Meeting, 3,538,918 shares were represented in person or by proxy, representing approximately 85.9% of the outstanding shares. The final results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:

1)	Election of three Class II members of the Board to serve a three-year term expiring in 2021:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Ball	2,024,050	45,983	198,207	1,270,678
Sandra J. Moll	2,023,618	222,292	22,330	1,270,678
Wayne R. Sloan	2,007,948	238,050	22,242	1,270,678

2)	Ratification of the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,493,515	28,559	16,844	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	LANDMARK BANCORP, INC.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer and
Chief Financial Officer